Exhibit 4.1

REGULATION A SUBSCRIPTION BOOKLET

FOR

ZENLABS HOLDINGS, INC.

Instructions to Prospective Purchasers:

This subscription booklet relates to the sale by Zenlabs Holdings, Inc., a British Columbia corporation (the “Company”) of up to 4,166,667 units (each, a “Unit” and, collectively, the “Units” or the “Securities”), with each Unit consisting of one (1) share of the Company’s subordinate voting shares (each, a “Subordinate Share” and, collectively, the “Subordinate Shares”) and one (1) warrant to purchase an additional Subordinate Share for $3.00 per share for three (3) years from the date the offering statement is qualified by the SEC (each, a “Warrant” and, collectively, the “Warrants”) pursuant to the Company’s offering under Tier II of Regulation A (the “Offering”), promulgated under the Securities Act of 1933, as amended (“Securities Act”).

You should examine the suitability of this type of investment in the context of your needs, investment objectives and financial capabilities and you should make independent investigation and decision as to suitability and as to the risk and potential gain involved with the Company. You are encouraged to consult your attorney, accountant, financial consultant or other business or tax adviser regarding the risks and merits of the proposed investment.

If after investigation and consultation with our advisors you desire to purchase Units of the Company, then please go to InvestZenlabs.com and click on the “Invest Now” button to be taken to a site hosted by DealMaker.com where you can fill out your subscription agreement (the “Subscription Agreement”), upload required documents (such as a copy of your driver’s license (or organizational documents if the investor is an entity), a completed IRS Form W-9, and your executed copy of the Company’s shareholders’ agreement), and submit payment for your subscription. The Company is accepting payments via credit card, ACH, and wire transfer. Please note that only payments made with wire transfer will be sent directly to the Company. Payments made using credit card or ACH will be sent to Equiniti Trust Company (“EQ”), who is acting as escrow agent and the Company’s transfer agent. The Company will accept or reject subscriptions in its sole discretion and subscriptions will close on a monthly basis during the term of this offering.

If a subscription is rejected, EQ will return the investor’s funds to the investor following the monthly close of subscriptions. If a subscription is accepted, EQ will remit the funds to the Company and the Company will send issuance instructions to EQ for the accepted subscriptions. Subordinate Shares and Warrants purchased hereunder will be issued to investors electronically and held on the books of EQ. EQ will send an electronic welcome message and account statement evidencing the investor’s holdings to each accepted investor.

In connection with your subscription, you are required to fund the entire purchase price for your Units at a price of U.S.$1.20 per Unit (the “Subscription Amount”). The minimum investment is U.S. $1,200.

Your information will be kept confidential, except to the extent disclosure may be required under any federal or state laws. However, you hereby agree that the Company may present your Subscription Agreement and related documents to its attorneys, transfer agent and such other parties as it, in its sole discretion, deems appropriate to assure itself that the proposed offer and sale of Units of the Company will not result in a violation of (i) the registration provisions of the Securities Act, (ii) the securities or “blue sky” laws of any state or (iii) any anti-money laundering statute or regulation.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

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THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT (THE “OFFERING STATEMENT”) HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), SUCH OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE IN CONNECTION WITH THIS OFFERING THROUGH THE WEBSITE MAINTAINED BY THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 3. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THE SUBSCRIPTION DOCUMENTS AND THE OTHER INFORMATION PROVIDED BY INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING STATEMENT OR ANY OF THE OTHER MATERIALS RELATING TO THE OFFERING AND PRESENTED TO INVESTORS ON THE COMPANY’S WEBSITE (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

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THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT, IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER, TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

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SUBSCRIPTION AGREEMENT

RETURN TO:

Zenlabs Holdings, Inc.

7745 Arjons Drive

San Diego, CA 92126

INVESTOR INFORMATION
Name of Investor		Social Security # or Tax I.D.
Street Address
City	State	Zip Code
Phone	Email	State/Nation of Residency
Name and Title of Authorized Representative, if investor is an entity or custodial account
Type of Entity or Custodial Account (IRA, Keogh, corporation, partnership, trust, limited liability company, etc.)
Jurisdiction of Organization	Date of Organization	Account Number

WHEREAS, Zenlabs Holdings, Inc., a British Columbia corporation (the “Company”), is offering up to 4,166,667 units (each, a “Unit” and, collectively, the “Units” or the “Securities”), with each Unit consisting of one (1) share of the Company’s subordinate voting shares (each, a “Subordinate Share” and, collectively, the “Subordinate Shares”) and one (1) warrant to purchase an additional Subordinate Share (each, a “Warrant” and, collectively, the “Warrants”), at a price per Unit equal to US$1.20, pursuant to the Company’s offering statement on Form 1-A, as may be amended or supplemented from time to time, including the offering circular attached therewith and the exhibits attached thereto (collectively, the “Offering Statement”) filed with the Securities and Exchange Commission (the “SEC”) under Tier II of Regulation A, promulgated under the Securities Act of 1933, as amended (“Securities Act”). Each Warrant may be exercised at a price of US$3.00 per share for three (3) years after the offering statement is qualified by the United States Securities Exchange Commission (“SEC”); and

WHEREAS, the undersigned (the “Investor”) wishes to purchase certain Units from the Company in a minimum amount of US$1,200 pursuant to the terms and conditions of this subscription agreement (this “Subscription Agreement”).

1.            The Investor hereby subscribes for the dollar amount (“Subscription Amount”) and number of Units of the Company as indicated on the signature page hereto.

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2.       The Units will be held by the undersigned as:

______INDIVIDUAL INVESTOR	______ CUSTODIAN ENTITY	______ TENANTS-IN-COMMON
______COMMUNITY PROPERTY	______ CORPORATION	______ JOINT TENANTS
______LLC	______ PARTNERSHIP	______ TRUST

If the Units are intended to be held as Community Property, as Tenants-In-Common or Joint Tenancy, then each party (spouse/co-tenant) should execute this Agreement.

If the Units are being acquired by an entity (corporation, partnership, LLC or trust), then additional documentation of the organization and authorization to invest may be required by the Company. Such documents may include, without limitation: articles/certificates of incorporation, by-laws, operating/partnership agreements, certificates of trust or resolutions to invest.

3.           Generally, no sale may be made to Investor in this offering if the aggregate purchase price Investor pays is more than 10% of the greater of Investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons. Investor hereby represents that its investment does not exceed applicable thresholds set forth in Rule 251(d)(2)(i)(C) of Regulation A.

4.           To induce the Company to accept this subscription, the Investor hereby agrees and represents that:

(a)       The Investor has transferred, by wire transfer, ACH or credit card, funds equal to the Subscription Amount to the Company concurrently with submitting this Subscription Agreement, unless otherwise agreed by the Company.

(b)       The Investor has delivered to the Company concurrently with submitting this Subscription Agreement, an executed copy of the Company’s shareholders’ agreement included as Exhibit A to this Subscription Agreement.

(c)       If the Investor is a resident of or domiciled in Canada, the investor is an “accredited investor” as defined in Canadian National Instrument 45-106 and will complete, sign and deliver to the Company: (i) the Canadian Accredited Investor Confirmation attached as Appendix 1 to Exhibit B of this Subscription Agreement, and (ii) if the Subscriber is an accredited investor under paragraphs (j), (k) and (l) of the Canadian Accredited Investor Confirmation, the Risk Acknowledgement Form attached as Appendix 2 to Exhibit B of this Subscription Agreement.

(d)       Within five (5) days after receipt of a written request from the Company, the Investor shall provide such information and execute and deliver such documents as the Company may reasonably request to comply with any and all laws and ordinances to which the Company may be subject, including the securities laws of the United States, Canada, or any other applicable jurisdiction.

(e)       The Company has entered into, and from time to time may enter into, separate subscription agreements with other investors for the sale of Units to such other investors. The sale of Units to such other investors and this sale of the Units shall be separate sales and this Subscription Agreement and the other subscription agreements shall be separate agreements.

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(f)       The Investor understands the meaning and legal consequences of, and that the Company intends to rely upon, the representations and warranties contained in Sections 3, 4, 5 and 6 hereof, and the Investor hereby agrees to indemnify and hold harmless the Company and each any officer, director, shareholder, employee, agent or affiliate thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the Investor.

5.            The Investor hereby represents and warrants that that the Investor is an Accredited Investor, as defined by Rule 501 of Regulation D under the Securities Act of 1933, and Investor meets at least one (1) of the following criteria (initial all that apply) or that Investor is an unaccredited investor and meets none of the following criteria (initial as applicable):

__________	The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor’s spouse, exceeds US$1,000,000, excluding equity in the Investor’s principal residence unless the net effect of his or her mortgage results in negative equity, the Investor should include any negative effects in calculating his or her net worth.
__________	The Investor is a natural person (individual) who had an individual income in excess of US$200,000 (or joint income with the Investor spouse in excess of US$300,000) in each of the two previous years and who reasonably expects a gross income of the same this year.
__________	The Investor is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Investor represents and warrants that the Investor has verified all such equity owners’ status as an Accredited Investor.
__________	The Investor is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of US$5,000,000.
__________	The Investor is not an Accredited Investor and does not meet any of the above criteria.

6.            The Investor hereby further represents, warrants, acknowledges and agrees that:

(a)       The information provided by the Investor is true and correct in all respects as of the date hereof and the Investor hereby agrees to promptly notify the Company and supply corrective information to the Company if, prior to the consummation of its investment in the Company, any of such information becomes inaccurate or incomplete.

(b)       The Investor, if an individual, is over 21 years of age, and the address set forth above is the true residence and domicile of the Investor, and the Investor has no present intention of becoming a resident or domiciliary of any other state or jurisdiction. If a corporation, trust, partnership or other entity, the Investor has its principal place of business at the address set forth above.

(c)       The Investor has had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the Company and the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Investor.

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(d)          Except as set forth in this Subscription Agreement, no representations or warranties have been made to the Investor by the Company or any partner, agent, employee or affiliate thereof.

(e)          The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto. The Investor has consulted its own advisers with respect to its proposed investment in the Company.

(f)           The Investor is not making this subscription in any manner as a representative of a charitable remainder unitrust or a charitable remainder trust.

(g)          The Investor has the financial ability to bear the economic risk of the Investor’s investment, including a complete loss thereof, has adequate means for providing for its current needs and possible contingencies and has no need for liquidity in its investment.

(h)          The Investor is acquiring Units for its own account and not with a view towards distribution.

(i)           The Investor acknowledges and understands that:

(i)        The Units are a speculative investment and involve a substantial degree of risk;

(ii)       The Company does not have a significant financial or operating history;

(iii)      The Units are being offered pursuant to Tier II of Regulation A under the Securities Act and have not been registered or qualified under any state blue sky securities law; and

(iv)      Any federal income tax treatment which may be currently available to the Investor may be lost through adoption of new laws or regulations, amendments to existing laws or regulations or changes in the interpretations of existing laws and regulations.

(j)           The Investor has carefully reviewed and understands the Company’s Offering Statement, as amended or supplemented, and exhibits included therewith.

(k)          The Investor represents and warrants that (i) the Units are to be purchased with funds that are from legitimate sources in connection with its regular business activities and which do not constitute the proceeds of criminal conduct; (ii) the Units are not being acquired, and will not be held, in violation of any applicable laws; (iii) the Investor is not listed on the list of Specially Designated Nationals and Blocked Persons maintained by the United States Office of Foreign Assets Control; and (iv) the Investor is not a senior foreign political figure, or any immediate family member close associate of a senior foreign political figure.

(l)           If the Investor is an individual retirement account, qualified pension, profit sharing or other retirement plan, or governmental plans or units (all such entities are herein referred to as a “Retirement Trust”), the Investor represents that the investment in the Company by the Retirement Trust has been authorized by the appropriate person or persons and that the Retirement Trust has consulted its counsel with respect to such investment and the Investor represents that it has not relied on any advice of the Manager or its affiliates in making its decision to invest in the Company.

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(m)         Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which Investor is subject.

(n)          Investor has all requisite power and authority to (i) execute and deliver this Subscription Agreement, and (ii) to carry out and perform its obligations under the terms of this Subscription Agreement. This Subscription Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Investor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally in effect from time to time and by general principles of equity.

7.           It is understood that the subscription contemplated hereby is not binding on the Company until accepted by the Company. The Company may accept or reject such subscription in whole or in part.

8.           The Company reserves the right to request such information as is necessary to verify the identity of the Investor. The Investor shall promptly on demand provide such information and execute and deliver such documents as the Company may request to verify the accuracy of the Investor’s representations and warranties herein or to comply with the USA PATRIOT Act of 2001, as amended, certain anti-money laundering laws or any other law or regulation to which the Company may be subject. In addition, by executing this Subscription Agreement, the Investor authorizes the Company to provide the Company’s legal counsel and any other appropriate third party with information regarding the Investor’s account, until the authorization is revoked by the Investor in writing to the Company.

9.           The Company represents and warrants to the Investor that:

(a)      The Company is duly formed and validly existing in good standing as a corporation under the laws of British Columbia, Canada, and has all requisite power and authority to carry on its business as now conducted.

(b)      The execution, delivery and performance by the Company of this Subscription Agreement have been authorized by all necessary action on behalf of the Company, and, once accepted, this Subscription Agreement will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

10.         Miscellaneous.

(a)      All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b)      This Subscription Agreement is not transferable or assignable by the Investor without the prior written consent of the Company.

(c)      The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon the Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

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(d)      None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and the Investor.

(e)      The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(f)       This Subscription Agreement supersedes all prior discussions and agreements between the parties hereto, whether written or oral, with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(g)      The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(h)      The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(i)       This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(j)       No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(k)       Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third (3rd) day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the respective parties at the addresses set forth on the signature page hereto with respect to the Investor and first above set forth with respect to the Company.

(l)       The parties hereto expressly acknowledge and agree that (i) the use, possession, cultivation, transportation and sale of cannabis is federally illegal in the United States, (ii) the United States’ federal laws and certain states’ laws regarding the use, possession, cultivation, transportation and furnishing of cannabis (the “Industry”) are in conflict; (iii) engaging in the lawful conduct of business operations in the Industry under state law may risk criminal or civil forfeiture, violation of United States federal law, and heightened risk of criminal or civil prosecution, crime and violence; and (iv) such inherent risks are assumed by each party, and each party has elected to execute and fulfill this Subscription Agreement despite such risks and waives any defense to enforcement of this Subscription Agreement based on cannabis being federally illegal.

(m)     The terms hereof shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

_________________, 20___	_________________________________
Date	Name of Investor

$_________________	_________________________________
Subscription Amount	Signature

__________________	_________________________________
# of Units	Title (if the Investor is not a natural person)

Signatures of Additional Investors, as necessary:

Name of Investor	Name of Investor

Signature	Signature

Title (if the Investor is not a natural person)
Title (if the Investor is not a natural person)

Company Acceptance:

The foregoing subscription is hereby accepted on behalf of the Company the ____ day of _______________, 20___.

The Subscription in the amount of $_________________ is accepted for ____________ Units.

Signed: ________________________________________

Name: Michael Boshart

Title: Chief Executive Officer

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EXHIBIT A

Shareholders’ Agreement

EXHIBIT B

Canadian Addendum

Appendix 1

Canadian Investor Confirmation

The Subscriber represents and warrants to Zenlabs Holdings Inc. (the “Company”) that the Subscriber has read the following definition of an “accredited investor” from National Instrument 45-106 - Prospectus and Registration Exemptions and certifies that the Subscriber is an accredited investor by virtue of falling into one or more of the categories below (please initial the appropriate box below):

Initials

_________	(a)	except in Ontario, a Canadian financial institution, or a Schedule III bank,
_________	(b)	except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
_________	(c)

except in Ontario, a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

_________	(d)	except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,
_________	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
_________	(e.1)

an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

_________	(f)	except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,
_________	(g)

except in Ontario, a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

_________	(h)	except in Ontario, any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
_________	(i)

except in Ontario, a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,

_________	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN$1,000,000,
_________	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN$5,000,000,
_________	(k)

an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

_________	(l)	an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000,
_________	(m)	a person, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements,

_________	(n)

an investment fund that distributes or has distributed its securities only to:

(i)   a person that is or was an accredited investor at the time of the distribution,

(ii)  a person that acquires or acquired securities in the circumstances referred to in NI 45-106 sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds], or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under NI 45-106 section 2.18 [Investment fund reinvestment],

_________	(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

_________	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

_________	(q)

a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

_________	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

_________	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,
_________	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

_________	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
_________	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor, or
_________	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse;

Persons described in paragraphs (j), (k) or (l) above must complete Appendix 1 - Risk Acknowledgement Form.

The representations and warranties made in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the date of closing of the transaction contemplated by this Subscription Agreement. If any such representations and warranties becomes untrue or inaccurate prior to the closing, the undersigned Subscriber will give the Company immediate written notice.

The Subscriber acknowledges that the Company will be relying on this certificate in connection with the Subscription Agreement. The statements made in this certificate are true.

Dated _________________________, 20____.

Signature of Subscriber:

Name of Subscriber:

Authorized Signatory of Subscriber (if Corporate Subscriber):

Address of Subscriber:

Exhibit B

Appendix 2

RISK ACKNOWLEDGEMENT FORM

Form 45-106F9

Form for Individual Accredited Investors

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Units consisting of one (1) common share and one (1) common share purchase warrant.	Issuer: Zenlabs Holdings Inc.
Purchased from: [Instruction: Indicate whether securities are purchased from the issuer or a selling security holder.]
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $___________ . [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
● Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
● Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
● Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
● Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

For investment in a non-investment fund

Zenlabs Holdings Inc.

Suite 704, 595 Howe Street

Vancouver, BC V6C 2T5

Attention: Corporate Secretary

Tel:

Email:

Website:

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.	This form does not mandate the use of a specific font size or style but the font must be legible.

2.	The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

3.	The purchaser must sign this form. Each of the purchaser and the issuer or selling security holder must receive a copy of this form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.